SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) June 4, 2004

                                   AXONYX INC.
             (Exact name of Registrant as Specified in its Charter)

            Nevada                      000-25571                 86-0883978
(State or Other Jurisdiction    (Commission file Number)        (IRS Employer
      of Incorporation)                                      Identification No.)

            500 Seventh Avenue, 10th Floor, New York, New York 10018
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (212) 645-7704

Item 5. Other Events

On June 1, 2004, Axonyx Inc., which holds a controlling interest in OXIS International, Inc. (OTCBB:OXIS) (Nouveau Marche:OXIS), loaned OXIS $1.2 million, which will be due and payable in one year or until a qualified financing occurs (whichever is earlier). Interest on this loan accrues at 7% per annum and is payable quarterly. This loan is partially secured by certain assets of OXIS. The loan, in the form of a one-year secured note, will be used to continue the advancement of OXIS' oxidative stress programs and other working capital purposes.

Among other uses, the working capital will help to advance the OXIS Cardiac Predictor Program. The loan proceeds also will be used to further OXIS' efforts to bring to market OXIS' antioxidant Ergothioneine as a nutritional supplement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 4th day of June, 2004.

                                            AXONYX INC.


                                            By: /s/ S. COLIN NEILL
                                                --------------------------------
                                                Name:  S. Colin Neill
                                                Title: Chief Financial Officer


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